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                                                                      Exhibit 12

Main Place Funding, LLC
Ratio of Earnings to Fixed Charges
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(Dollars in Thousands)

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
                                                                                Year              Year              Year
                                                                               Ended             Ended              Ended
                                                                            December 31,      December 31,      December 31,
                                                                                2002              2001              2000
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
Income before taxes and cumulative effect of accounting change             $     403,519     $    808,855      $   911,225

Fixed charges:
     Interest expense                                                             20,450          138,630          339,016
     Amortization of debt discount and
       appropriate issuance costs                                                    675            2,036            2,962
                                                                           -------------     -----------------------------
        Total fixed charges                                                       21,125          140,666          341,978

Earnings before fixed charges                                              $     424,644     $    949,521      $ 1,253,203
                                                                           =============     =============================

Fixed charges                                                              $      21,125     $    140,666      $   341,978
                                                                           =============     =============================

Ratio of Earnings to Fixed Charges                                                 20.10             6.75             3.66
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